Exhibit 99.2

Robotic Last Mile Delivery May 2024

Disclaimer FORWARD LOOKING STATEMENTS This Serve Robotics Inc. (the “Company”) investor presentation contains “forward - looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward - looking statements. Forward - looking statements include, without limitation, statements regarding the Company’s partnership with Magna, timing of the Company’s robot deployment, the Company’s ability to expand to additional markets, and the Company’s timing and ability to scale to commercial production. The forward - looking statements contained in this investor presentation are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our Annual Report on Form 10 - K for the year ended December 31, 2023, our Quarterly Report on Form 10 - Q for the three months ended March 31, 2024, and in the Company’s subsequent SEC filings. The Company can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward - looking statements will be attained or achieved. The forward - looking statements in this presentation are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward - looking statements, except as required by law. These forward - looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation. INDUSTRY AND MARKET DATA In this presentation, the Company relies on and refers to information and statistics regarding the sectors in which the Company competes and other industry data. the Company obtained this information and statistics from third - party sources, including reports by market research firms. Although the Company believes these sources are reliable, the Company has not independently verified the information and does not guarantee its accuracy and completeness. The Company has supplemented this information where necessary with information from discussions with customers and the Company’s own internal estimates, taking into account publicly available information about other industry participants and the Company’s management’s best view as to information that is not publicly available. TRADEMARKS AND TRADE NAMES The Company owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners The use or display of third parties’ trademarks, service marks. trade names or products in this presentation is not intended in. and does not imply. a relationship with the Company or an endorsement or sponsorship by or of the Company. Solely for convenience, the trademarks. service marks and trade names referred to in this presentation may appear without the ©, or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names. 2

Rapid progress in robotics and artificial intelligence (AI) can help reduce our reliance on cars ● U.S. drivers killed 20 pedestrians each day in 2021 1 ● Private cars & vans caused ~10% of global energy - related CO 2 emissions in 2022 2 ● Tailwinds accelerating robot adoption include: advances in AI, faster & cheaper compute, cheaper sensors and ubiquitous data connectivity, as well as labor shortages, wage inflation & new worker classification laws 1. “Share the Road: It’s Everyone’s Responsibility” ( NHTSA, 2023 ) 2. “Cars and Vans” ( IEA , 202 2 ) Why move 2 lb burritos… in 2 ton cars? 3

$450B by 2030: The untapped market for robotic & drone delivery 1 Delivery is in hyper - growth, but costs prevent profits: ● +200% — DoorDash revenue growth (2020 to 2023) ● +235% — DoorDash cost of revenue increase (2020 to 2023) AI - powered robots are on a mission to make last mile delivery profitable: ● 2.5 miles — Median distance of food deliveries in the United States 2 ● $1.00 — Expected average cost of last mile delivery by Serve robots with increased autonomy and adoption 3 1. TAM calculation sourced from ARK ( Big Ideas 2024 ) and Company estimates 2. Internal historical delivery data 3. Internal financial projections model 4

Veterans in AI, robotics, last mile



Ali Kashani, Ph.D.
CEO

- VP at Postmates. Co-founder/CTO at Neurio (acq. Generac)
- Ph.D. in Robotics (UBC)
- 15 patents



Touraj Parang
President & COO

- VP Corp Dev at GoDaddy. Serial entrepreneur: UpCounsel (acq. LinkedIn), Webs (acq. Vistaprint), Jaxtr
- Graduate of Yale Law & Stanford



Brian Read
CFO

- Controller at Apptronik Inc.
- Global Controller at REE Automotive; Asst. Global Controller at Coherent
- Certified Public Accountant (CPA)



MJ Burk Chun
Product

- Director, Postmates. Head of Product, Anki. BigCommerce Lead, EA
- 17+ years leading product in, robotics, marketplaces, video games



Dmitry Demeshchuk
Software

- Director at Postmates
- Staff engineer at Postmates
- Founding engineer at Postmates X



Euan Abraham
Hardware

- SVP Hardware at Latch. VP Hardware at GoPro. Lead engineer at Apple.
- BS in Engineering (U of Sheffield)



Rajesh Radhakrishnan
Autonomy

- Director at Ghost Autonomy; Head of ML at John Deere. Founding engineer at Blue River (acq. John Deere)
- MS in Computer Science (UT Arlington)

Uber Postmates Apple GoPro JOHN DEERE GoDaddy GHOST webs LATCH EA anki

5

Backed by industry leaders Largest strategic investor (>$12M to date). Technical partner since 2018. Investor ($11.5M to date). Largest shareholder & commercial partner. Early investor. German food delivery platform in EU & Asia. Early investor. First convenience store partner (13,000 stores in US/Canada). 6

Recent Highlights $40 million new capital Uplisted to Nasdaq with concurrent $ 40 M equity offering, including participation from Uber (NYSE : UBER) subsidiary Postmates LLC . Capital supplements January investment from technology partner NVIDIA Magna partnership Signed agreement for licensing and manufacturing partnership Revenue growth Q 1 2024 revenue of $ 0 . 95 million, including 124 % sequential growth in delivery and branding revenue, and $ 0 . 85 million in software service revenue related to our Magna agreement 7

Phase 1 completed: 1 market, 300 restaurants 8 25% MoM growth 24 months of rapid increase in deliveries since early 2022 Up to 99.94% reliability delivery completion 10x better than drivers, with roughly 0.5 failed delivery per 1,000 Over 50,000 deliveries in L.A. 100 robots for deliveries & R&D Serve’s delivery volume in Los Angeles 1 1. All figures based on internal historical delivery data Serve’s Los Angeles Fleet

Next phase: 2000 robots under contract with We have signed one of the largest contracts in the AV industry with Uber Eats. Full 2,000 - robot deployment is expected in 2025 . Our fleet is already integrated into Uber, helping grow to new markets more efficiently and achieve high levels of robot utilization. Beyond L.A., expansion markets under consideration include: ● Los Angeles (coverage expansion) ● San Diego (new deployment) ● Dallas (new deployment) ● Vancouver, BC (new deployment) 9

Autonomous Urban Robots Autonomous Vehicles Drones Range Safety Risk Regulations Commercialization Short Distance Low Permitted Launched Medium Distance High Restricted R&D Long Distance High Restricted R&D Delivery robots target a large market segment with clear path to scale Delivery is multi - modal: 10

We know delivery With unique insights from inception inside a delivery platform, we believe we have: ● Unique AI - powered robots ● Unique fleet operations ● Unique go - to - market strategy All - terrain 7 mph top speed 13 gallons of cargo, holds up to 4 pizzas All day battery Touch - screen interface Full - stack AV sensors Level 4 autonomy Redundant connectivity Built for Urban Delivery Using Proprietary Data (Postmates X) 11

Our AI - powered robots are on a mission to make urban delivery profitable : High Autonomy Level 4 - capable fleet High Safety & Reliability Low rate of failure thanks to advanced hardware & software, and redundant sensing & AI Superior Economics Lower delivery cost due to underlying forces High Utilization Scaling on a major delivery platform High Efficiency Purpose - built for operation at scale We believe we are market leaders in urban robotic delivery 12

We are among the first AV companies to bring Level 4 delivery robots to market Level 2 & 3 — R.C. Robots ● Humans always in the loop to maintain safe operation ● Safety risk due to reliance on data networks and human drivers ● Poor economics, hard to scale, and low barrier to entry Level 4 — Serve Robots ● No human in the loop for safety, within designated Operational Design Domain (ODD) ● Safety via redundancy ● Compelling economics, and strong moat through deep tech ● Regulatory tailwinds Level 5 — 100% Self - Driving ● No human in the loop at any time ● Not commercially viable today ● Strong regulatory headwinds ● Capital intensive Level 4 autonomy commercialized 13

Robots have more diverse revenue opportunities than couriers Out - of - home (“OOH”) ads have supplemented our delivery revenue. Monetizing unique robot capabilities such as ads & data, as well as licensing the underlying technology, make robots more profitable than couriers. 14

We have a playbook for capital - efficient growth We have a proven model to finance building large fleets without high capex: 1. Financial partner The financial partner, as lessor, provides upfront capital for robots 2. Contract manufacturer Magna Int’l (tier 1 auto supplier) is Serve’s exclusive contract manufacturer 15

The unbundling of cars 16 1. 25m horses in the U.S. in 1920 ( USDA ) versus 283m vehicles in 2022 ( US FHWA ) After the invention of automobiles, the U.S. went from 25 million horses (1920s) to 283 million cars (2020s), or >11 vehicles replacing each horse, according to some reports 1 . We believe the development of specialized, efficient robots in the future has the potential to lead to similar proliferation of robots for every car.

Serve as a platform Magna International has licensed our technology to accelerate development of its new robotic products As a leading urban robotic delivery company, we believe we are well - positioned to become a platform of choice for companies building new non - competing robots and services for complex public spaces. We believe this provides us with an additional monetization opportunity. 17

2.5% Gas Vehicle 100% 20% Electric Vehicle Relative Energy Consumption Per Km 2 : With global adoption, we believe delivery robots could reduce CO2 emissions by approximately 762 Mt annually, while also providing more convenience to consumers. 18 Robots could reduce global emissions by ~2% Annually 1 1. Estimated using internal data and 2022 global emissions from the Global Carbon Project 2. Transportation Research Part D: Transport and Environment ( Vol 85, 2020 )

Public Market Debut ● Completed uplisting to Nasdaq Capital Market , commenced trading under ticker “SERV” on April 18 ● Public equity offering generated $40.0 million in gross proceeds Q1 2024 Financial Results ● Q1 revenue: ○ $0.95 million , including $0.85 million of software service revenue derived from agreement with Magna. ○ Remaining $0.35 million of Magna software service revenue expected to be recognized in Q2. ● Cash and cash equivalents: ○ $0.43 million as of March 31 ○ $34.2 million as of April 30 , after proceeds from April public offering ● Common stock: ○ 24.6 million shares outstanding as of March 31 ○ 37.1 million shares outstanding as of May 13 (and 42.2 million shares outstanding on a fully diluted basis), following share issuance from April public offering Financial Update 19

Thank you!